EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made as of the 1st day of September 1994, by and between EASY GARDENER ACQUISITION CORP., a Delaware corporation (the "Company"), and Richard M. Grandy (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Company has entered into an Asset Purchase Agreement with Easy Gardener, Inc. ("Easy Gardener") and Natural Earth Technologies, Inc. ("NETX") pursuant to which the Company has agreed to purchase substantially all of the assets (the "Purchased Assets") of Easy Gardener (the "Acquisition"); and

     WHEREAS, the Executive has been an officer and principal shareholder of Easy Gardener and, as such, possesses an intimate knowledge of the business and affairs of the business represented by the Purchased Assets, its policies, methods, personnel, opportunities and problems; and

     WHEREAS, the Company recognizes that the Executive's contribution to the growth and success of the Company following the consummation of the Acquisition will be substantial and the Company desires to assure itself of the Executive's employment as the Vice President - Marketing and Sales of the Company and to compensate him for such efforts; and

     WHEREAS, the Executive is desirous of committing himself to serve the Company on the terms herein provided;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties contained in this Agreement the parties hereto hereby agree as follows:

     1. Employment.

     The Company agrees to employ the Executive and the Executive agrees to be so employed on the terms and conditions set forth in this Agreement, for a four-year period commencing on the date hereof; provided, however, that this Agreement may be extended by the mutual written agreement of the Company and the Executive.

     2. Position and Duties.

     During the term of this Agreement the Executive shall have the title of the Vice President - Marketing and Sales of the Company and shall have such duties as may be from time to


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time delegated to him by the Board of Directors or the President of the Company.
The Executive shall report to Richard Raleigh or Robert Kassel (or another designee of the Board of Directors) and the Board of Directors and shall devote substantially all of his business time, attention, knowledge and skills faithfully, diligently end to the best of his ability, in furtherance of the business and activities of the Company. The Executive shall faithfully and diligently discharge his duties hereunder and use his best efforts to implement the policies established by the Board of Directors.

     3. Indemnification of Executives.

     The Company will indemnify the Executive (and his legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of the proceeding) by the laws of the State of Delaware as in effect at the time of the subject act or omission, or such other state in which the Company may be incorporated at such time, or the Certificate of Incorporation and By-Laws of the Company as in effect at such time or on the date of this Agreement, whichever affords or afforded greater protection to the Executive.

     4. Place of Performance.

     In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices in Waco, Texas.

     5. Offices.

     If mutually agreed between the Company and the Executive, the Executive may serve on the Board of Directors of the Company, without additional compensation.

     6. Compensation.

     6.1 Base Salary. During the first full year of the term of this Agreement, the Executive shall be paid a base salary at the annual rate of $150,000, payable in advance, in installments, and in the same manner as other employees of the Company are paid. During the second and third full years of this Agreement the Executive shall be paid a salary at the annual rate of $175,000 and during the fourth full year of this Agreement, the Executive shall be paid a salary at the annual rate of $200,000. Such salary is hereinafter referred to as the "Base Salary."

     7. Expenses.

     During the term of this Agreement, the Company shall reimburse the Executive for such costs and expenses as the

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Executive may reasonably incur in connection with the performance of his duties hereunder, including, but not limited to, expenses for entertainment, travel and similar items. The Company will reimburse the Executive for such expenses upon presentation of expense statements or vouchers or such other supporting information as the Company may require, in accordance with the policies and procedures of the Company for the reimbursement of business expenses of its senior executive officers.

     8. Participation in Employee Benefit Plans.

     During the term of his employment hereunder, the Executive shall have the right, but only to the extent provided in any such plan, to receive or participate in all benefits and plans which the Company may from time to time institute during such period for its employees and for which the Executive is eligible.

     9. Participation in Medical Plan.

     During the term of his employment hereunder, the Executive shall be entitled to participate in the current or any future medical plan of the Company to the extent provided in such plan.

     10. Vacations, Holidays and Sick Leave.

     The Executive will be entitled to four (4) weeks paid vacation and the number of paid holidays, and sick leave days in each calendar year as are determined by the Company from time to time (prorated, in any calendar year during which the Executive is employed under this Agreement for less than the entire such year, in accordance with the number of days in such calendar year during which he is so employed). Such vacation may be taken in the Executive's discretion, and at such time or times as are not inconsistent with the reasonable business needs of the Company. Vacation time may not be carried over from year to year.

     11. Insurability; Right to Insure.

     During the continuance of the Executive's employment hereunder, the Company shall have the right to maintain term life insurance in its own name covering the Executive's life in such amount as shall be determined by the Company, for a term ending on the termination date of this Agreement. The Executive shall aid in the procuring of such insurance by submitting to the required medical examinations, if any, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which application or applications for insurance may be made by or for the Company.

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     12. Termination.

     The Executive's employment under this Agreement may be terminated without any breach of this Agreement only on the following circumstances:

     12.1 Death. The Executive's employment under this Agreement shall terminate upon his death.

     12.2 Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties under this Agreement for 90 calendar days during any calendar year, the Company may terminate the Executive's employment under this Agreement.

     12.3 Cause. The Company may terminate the Executive's employment under this Agreement for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment under this Agreement upon (a) the failure by the Executive to perform his duties under this Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for performance is delivered by the Company, in writing, identifying the manner in which the Company believes the Executive has not performed his duties and the Executive fails to perform as required within 15 days after such demand is made, (b) the engaging by the Executive in misconduct (including embezzlement and criminal fraud) which is injurious to the Company, monetarily or otherwise or (c) the indictment of the Executive of a crime involving moral turpitude or dishonesty.

     12.4 Termination by the Executive for Good Reason or Because of Ill health. The Executive may terminate his employment under this Agreement (a) for Good Reason (as hereinafter defined), or (b) if his health should become impaired to any extent that makes the continued performance of his duties under this Agreement hazardous to his physical or mental health or his life, provided that, in the latter case, the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that at the Company's request and expense the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor.

     12.4.1 Good Reason. For purposes of this Agreement, "Good Reason" shall mean the failure by the Company to comply with its material obligations and agreements contained in this Agreement including, without limitation, the relocation of the Executive's workplace to more than forty (40) miles from its current location or requests by the Company that the Executive engage in illegal conduct. With respect to the matters set forth

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in this paragraph, the Executive must give the Company 30 days prior written notice of his intent to terminate this Agreement as a result of any breach or alleged breach of the applicable provision and the Company shall have the right to cure any such breach or alleged breach within such 30 day period.

     13. Notice of Termination.

     Any termination of the Executive's employment by the Company or by the Executive (other than termination by reason of the Executive's death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     14. Date of Termination.

     The "Date of Termination" shall mean (a) if the Executive's employment is terminated by his death, the date of this death, (b) if the Executive's employment is terminated pursuant to Paragraph 12.2 above, the date on which the Notice of Termination is given, (c) if the Executive's employment is terminated pursuant to Paragraph 12.3 above, the date specified in the Notice of Termination after the expiration of any cure periods and (d) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any cure periods.

     15. Compensation Upon Termination or During Disability

     (a) If the Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as he shall designate in notice filed with the Company, or, if no such person shall be designated, to his estate as a lump sum death benefit, his full salary to the date of his death in addition to any payments the Executive's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy or similar plan or policy then maintained by the Company, and such payments shall , assuming the Company is in compliance with the provisions of this Agreement, fully discharge the Company's obligations with respect to this Agreement.

     (b) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his Base Salary until the Executive's employment is terminated pursuant to Paragraph 12.2 of this Agreement, or until the Executive terminates his employment pursuant to Paragraph

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12.4(b) of this Agreement, whichever first occurs, less, in each case, any disability payments otherwise payable by or pursuant to plans provided by the Company ("Disability Payments"). The Executive shall provide consulting services to the Company during the period that he is receiving payments pursuant to this Paragraph 15(b).

     (c) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his Base Salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, and the Company shall, have no further obligation with respect to this Agreement.

     (d) If (A) in breach of this Agreement, the Company shall terminate the Executive's employment other than pursuant to Paragraphs 12.2 or 12.3 hereof (it being understood that a purported termination pursuant to Paragraphs 12.2 or
12.3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), and/or (B) the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and through the date of the expiration of the initial term of this Agreement payable in accordance with the Company's normal payroll policies in full satisfaction of the Company's obligation to the Executive hereunder.

     16. Stock Options. Simultaneous with the execution hereof, the Company shall cause Natual Earth Technologies, Inc. ("NET") to issue to the Executive options to purchase up to 100,000 shares of NET's common stock at an exercise price equal to the closing price of the NET Common Stock on the date hereof; such options shall be exercisable as follows: 50,000 shares after the first anniversary of the date of this Agreement; up to 75,000 shares after the second anniversary of the date of this Agreement; up to 87,500 shares after the third anniversary of the date of this Agreement, and up to 100,000 shares after the fourth anniversary of the date of the Agreement.


     17. Miscellaneous Provisions.

     17.1 Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.


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     17.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

      If to Company, to:                     c/o Natural Earth Technologies,
                                               Inc.
                                             655 Montgomery Street
                                             San Francisco, California  94111
                                             Attention:  Robert Kassel

               Copy to:                      Tenzer, Greenblatt, Fallon & Kaplan
                                             405 Lexington Avenue
                                             New York, New York 10174
                                             Attention:  Robert J. Mittman, Esq.

     If to Executive, to:                    802 Wooded Crest
                                             Waco, Texas 76710


or to such other address as either party hereto shall have designated by like notice to the other party hereto (except that a notice of change of address shall only be effective upon receipt).

     17.3 Amendments. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     17.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral and written, with respect to the subject matter hereof.

     17.5 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     17.6 Binding Effect; Benefits. Employee may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     17.7 Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this

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Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

     17.8 Records. Upon the termination of the Executive's employment for any reason whatsoever, all documents, records, notebooks and other materials which refer or relate to any aspect of the business of the Company or any of its parent, subsidiary or affiliated corporations, which are in the possession of the Executive including all copies thereof, shall be promptly returned to the Company.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                             EASY GARDENER ACQUISITION CORP.


                                              By: /s/ Richard J. Raleigh
                                                  ------------------------------
                                                      Name:  Richard J. Raleigh
                                                      Title: VP


                                                /s/ Richard M. Grandy
                                                --------------------------------
                                                    Richard  M. Grandy


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